UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2015
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On December 9, 2015, Highlands Bankshares, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Timothy K. Schools, the President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Highlands Union Bank (the “Bank”).  The Agreement has an initial term of three years, provided that on November 12, 2016 and each anniversary thereafter, the term of the Agreement will be renewed and extended for one year unless either party gives notice to the other 90 days before such anniversary.  The Agreement provides for an initial base salary of $300,000, and Mr. Schools is eligible for base salary increases and bonuses as determined by the Board of Directors on the recommendation of the Compensation Committee.  Also pursuant to the Agreement, the Company will award to Mr. Schools 100,000 shares of non-statutory stock options with an exercise price of $4.25 per share. Mr. Schools is entitled to participate in the Company’s employee benefit plans and programs for which he is or will be eligible, reimbursement of expenses, paid-time off, professional associations and an automobile allowance.

The Agreement contains restrictive covenants relating to the protection of confidential information and non-interference.  The non-interference covenant continues generally for a period of two years following the last day of his employment.

The Agreement may be terminated at any time by the Company or upon 60 days prior notice by Mr. Schools.  The Company expects to enter into a severance and change of control agreement with Mr. Schools that will provide for certain payments to Mr. Schools in the event that his employment is terminated without cause or that he resigns for good reason and upon the occurrence of those events following a change in control.

The full text of the Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Management Transition

On December 8, 2015, the Company appointed James R. Edmondson, Vice President of Accounting of the Company and Chief Financial Officer of the Bank, to the additional role of Chief Financial Officer of the Company, subject to regulatory approval.  Robert M. Little, Jr., previously Chief Financial Officer of the Company, was appointed as Chief Risk Officer of the Company and the Bank, subject to regulatory approval.

Additional information regarding Mr. Little and Mr. Edmondson is included in the Company’s proxy statement for the Company’s 2015 annual meeting of shareholders, filed with the SEC on April 1, 2015, and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 9, 2015, between Highlands Bankshares, Inc. and Timothy K. Schools

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: December 14, 2015	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 9, 2015, between Highlands Bankshares, Inc. and Timothy K. Schools